Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to the registration statement No.333-139042 (the “Registration Statement”) of Shopoff Properties Trust, Inc. and subsidiaries (the “Trust”) on Form S-11 of our report dated March 30, 2009 on the Trust’s consolidated financial statements as of December 31, 2008 and 2007, and for each of the years in the two-year period then ended.
We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.
/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP
Newport Beach, California
May 1, 2009